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EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156388) pertaining to the Sparton Corporation 401(k) Plan and in the Registration Statement on Form S-8 (No. 333-82380) pertaining to the Amended and Restated Sparton Corporation Stock Incentive Plan of our report dated September 15, 2009, relating to the consolidated financial statements and schedule of Sparton Corporation and subsidiaries, which appears in this Form 10-K.

By:	/s/ BDO Seidman, LLP
Grand Rapids, Michigan
September 15, 2009